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                                                                   EXHIBIT 99(b)

        CAUTIONARY STATEMENT UNDER PRIVATE SECURITIES LITIGATION REFORM
          ACT OF 1995 -- "SAFE HARBOR" FOR FORWARD-LOOKING STATEMENTS

     The Company may from time to time make certain forward-looking statements in publicly-released materials, both written and oral. Forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like "plans," "expects," "will," "anticipates," "estimates" and other words of similar meaning. Such statements may address, among other things, the Company's strategy for growth, product development, regulatory approvals, market position, expenditures, and financial results.

     Forward-looking statements are based on current expectations of future events. The Company cannot guarantee that expectations expressed in forward-looking statements will be realized. Some important factors that could cause the Company's actual results to differ materially from those projected in any such forward-looking statements are as follows:

          Economic factors, including inflation and fluctuations in interest rates and foreign currency exchange rates and the potential effect of such fluctuations on revenues, expenses and resulting margins.

          Competitive factors, including technological advances achieved and patents attained by competitors and generic competition as patents on the Company's products expire.

          Domestic and foreign healthcare reforms resulting in pricing pressures, including the continued consolidation among healthcare providers, trends toward managed care and healthcare cost containment and government laws and regulations relating to pharmaceutical reimbursement and pricing generally.

          Government laws and regulations, affecting domestic and foreign operations, including those relating to trade, monetary and fiscal policies, taxes, price controls, regulatory approval of new products and licensing.

          Difficulties inherent in product development, including the potential inability to successfully continue technological innovation, complete clinical trials, obtain regulatory approvals in the United States and abroad, gain and maintain market approval of products and the possibility of encountering infringement claims by competitors with respect to patent or other intellectual property rights which can prelude or delay commercialization of a product.

          Significant litigation adverse to the Company including product liability claims, patent infringement claims, and antitrust claims.

          Product efficacy or safety concerns resulting in product recalls or declining sales.

          The impact of business combinations, including acquisitions and divestitures, and organizational restructuring consistent with evolving business strategies.

          Issuance of new or revised accounting standards by the American Institute of Certified Public Accountants, the Financial Accounting Standards Board or the Securities and Exchange Commission.

     This list sets forth many, but not all, of the factors that could impact upon the Company's ability to achieve results described in any forward-looking statements. Investors are cautioned not to place undue reliance on such statements which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements as a result of future events or developments.

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